UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Uwharrie Capital Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	May 10, 2005

Time:	4:00 p.m. – Legal Meeting
5:00 p.m. – 6:30 p.m. – Buffet Dinner & Fellowship
6:30 p.m. – Community Meeting & Recognitions

The purposes of the meeting are:

1.	To elect six (6) directors to three (3) year terms;

2.	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent public accountants for 2005; and

3.	To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

March 28, 2005

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 10, 2005, at 4:00 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to shareholders on or about March 28, 2005.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the six (6) nominees for director named in Proposal 1, and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 11, 2005 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 7,025,595 shares were outstanding on March 11, 2005. There were approximately 3,540 holders of record of the Company’s common stock on that date.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the six (6) directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 11, 2005, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company’s common stock. The following table lists the individual beneficial ownership of the Company’s common stock as of March 11, 2005, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees and executive officers of the Company as a group. Current directors, new nominees and executive officers as a group beneficially owned 7.77% of the shares outstanding or options exercisable by members of the group on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Charles E. Allen New London, NC	1,037(3)	0.01

Robert P. Barbee Charlotte, NC	1,156	0.02

Cynthia H. Beane Albemarle, NC	15,062(4)	0.21

Joe S. Brooks Albemarle, NC	20,784(5)	0.29

Barton D. Burpeau, Jr. Albemarle, NC	2,742(6)	0.04

Roger L. Dick Albemarle, NC	92,437(7)	1.27

Brendan P. Duffey Albemarle, NC	0	0.00

Thomas M. Hearne, Jr. Albemarle, NC	5,967	0.08

Patricia K. Horton Concord, NC	2,713(8)	0.04

Kyle H. Josey Norwood, NC	892	0.01

W.D. “Bill” Lawhon, Jr. Albemarle, NC	11,592(9)	0.16

B. Franklin Lee Norwood, NC	6,086	0.08

Joyce H. Little Oakboro, NC	1,771	0.02

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
W. Chester Lowder Norwood, NC	3,153(10)	0.04

Sanjay V. Mistry Harrisburg, NC	40,179(11)	0.55

John P. Murray, M.D. Albemarle, NC	18,294	0.25

James E. Nance Albemarle, NC	34,796(12)	0.48

Emmett S. Patterson Wadesboro, NC	1,156	0.02

Timothy J. Propst Concord, NC	10,348(13)	0.14

Susan J. Rourke Harrisburg, NC	2,752	0.04

Donald P. Scarborough Polkton, NC	2,106	0.03

John W. Shealy, Jr. Concord, NC	3,824	0.05

Michael E. Snyder, Sr. Albemarle, NC	67,474	0.93

Douglas L. Stafford Albemarle, NC	13,605	0.19

Christy D. Stoner Albemarle, NC	114,759(14)	1.58

Jimmy L. Strayhorn Wadesboro, NC	24,661	0.34

Emily M. Thomas Wadesboro, NC	2,249	0.03

Hugh E. Wallace Wadesboro, NC	63,569	0.87

All current directors, new nominees for director and executive officers as a group (28 persons)	565,164(15)	7.77

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,025,595 shares outstanding on March 11, 2005 plus the number of shares capable of being issued to that individual (if any) within 60 days of March 11, 2005 upon the exercise of stock options held by that individual (if any).
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Allen – 26 shares; Mr. Brooks – 8,608 shares; Mr. Burpeau – 1,628 shares; Ms. Horton – 100 shares; Mr. Lawhon – 501 shares; Mr. Lee – 1,311 shares; Mr. Lowder – 2,032 shares; Dr. Murray – 18,294 shares; Mr. Nance – 5,635 shares; Ms. Rourke – 1,787 shares; and Mr. Wallace – 63,569 shares.
(3)	Includes 97 shares held by Mr. Allen as custodian for minor children.
(4)	Includes 13,843 shares held by Ms. Beane as independent trustee for Charitable Remainder Trust.
(5)	Includes 100 shares held by Mr. Brooks’ child.
(6)	Includes 236 shares held by Mr. Burpeau’s spouse.
(7)	Includes 87 shares held by Mr. Dick as custodian for a minor child and 87 shares held by his spouse as custodian for a minor child.
(8)	Includes 1,060 shares held by Ms. Horton’s spouse, 156 shares held by Ms. Horton’s spouse as custodian for grandchildren.
(9)	Includes 117 shares held by Mr. Lawhon as custodian for child and grandchild.
(10)	Includes 594 shares held by Mr. Lowder’s adult child.
(11)	Includes 636 shares held by Mr. Mistry’s spouse as custodian for minor children.
(12)	Includes 5,777 shares held by Mr. Nance’s spouse and 17,331 shares held by Mr. Nance as custodian for his children.
(13)	Includes 1,928 shares held by Mr. Propst’s spouse and 474 shares held by Mr. Propst as custodian for his minor children.
(14)	Includes 1,687 shares held by Ms. Stoner as custodian for a minor child.
(15)	Includes an aggregate of 246,385 shares which executive officers included in the group could purchase under stock options exercisable within 60 days of March 11, 2005. Roger L. Dick, Brendan P. Duffey, Susan B. Gibson, Christy D. Stoner and Barbara S. Williams serve as trustees for the Uwharrie Capital Corp Stock Ownership Plan and Trust (the “ESOP”).

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed with the exception of the Initial Statement of Beneficial Ownership on Form 3 of Brendan P. Duffey. The Form 3 was not filed within two days of his appointment as an executive officer of the Company; however, Mr. Duffey did not own any shares of the Company on that date to report.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to terms of three (3) years. There is currently one vacancy on the Board of Directors. Each year the terms of six (6) directors expire and six (6) persons are elected as directors for new three (3) year terms. The Board of Directors intends to nominate the six (6) persons named below for election by shareholders at the Annual Meeting as directors of the Company for three (3) year terms or until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience For Past Five Years
Joe S. Brooks (55)	New Nominee	1997/2008	Owner and Manager, Brothers Precision Tool Company, Albemarle, NC (tool and dye machine shop)

Barton D. Burpeau, Jr. (54)	New Nominee	1991/2008	Assistant Professor of Criminal Justice, Pfeiffer University, Misenheimer, NC; Retired Special Agent In Charge, North Carolina State Bureau of Investigation, Charlotte, NC (1974 – 2001)

B. Franklin Lee (53)	Director	2002/2008	Owner, Franklin Lee Farm, Norwood, NC (cotton, grain, and beef cattle)

W. Chester Lowder (56)	New Nominee	1995/2008	Director of Livestock Program, Public Policy Division, North Carolina Farm Bureau Federation, Incorporated

John P. Murray, M.D. (63)	New Nominee	1996/2008	Retired; previously, Physician and Owner, Albemarle Ear, Nose and Throat, Albemarle, NC

Susan J. Rourke (59)	Director	2003/2008	President, US Land Management Co., Harrisburg, NC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable (or the year in which new nominees would begin service as a director if elected) and does not reflect any break(s) in the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes eleven (11) directors whose terms will continue after the Annual Meeting. The following table contains information about those eleven (11) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Current Term Expires (1)	Principal Occupation and Business Experience For The Past Five Years
Robert P. Barbee (66)	Director	2000/2007	Retired Chairman, President and Chief Executive Officer, Pneumafil Group, Charlotte, NC (an industrial manufacturing company supplying air systems for textiles and other industries)

Thomas M. Hearne, Jr. (54)	Director	2004/2007	Geopavement Engineer, North Carolina Department of Transportation, Harrisburg, NC

James E. Nance (53)	Director	1984/2006	President and Dealer Operator, Confederate Motors, Inc., Albemarle, NC (Chevrolet Dealership)

Emmett S. Patterson (67)	Director	2000/2006	Retired General Manager and Executive Vice President, Pee Dee Electric Membership Corporation, Wadesboro, NC

Timothy J. Propst (44)	Director	2003/2007	Executive Vice President, Propst Construction Co., Inc., Concord, NC (utilities and soil stabilization construction)

Donald P. Scarborough (53)	Director	2004/2007	President, Treasurer and Owner, Plank Road Realty, Inc., Wadesboro, NC

John W. Shealy, Jr. (54)	Director	2003/2007	President, Cabarrus Concrete Co., Concord, NC

Michael E. Snyder, Sr. (64)	Director	1984/2006	Vice President, E.J. Snyder & Co., Inc., Albemarle, NC (commission dye and finish of knit outerwear fabric)

Douglas L. Stafford (52)	Director	2003/2006	Executive Vice President, Lowe’s Motor Speedway, Concord, NC

Emily M. Thomas (58)	Director	2000/2006	Vice President of Administration and Finance, CMH Flooring Products, Inc., Wadesboro, NC

Hugh E. Wallace (70)	Director	2001/2007	President, Anson Apparel Company, Wadesboro, NC (textile manufacturing); Treasurer, Anson Apparel III, Wadesboro, NC (textile manufacturing)

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in certain of the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

Director Relationships

No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

During 2004, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee.

During 1994, the Company adopted a plan under which individual directors may elect each year to defer receipt of all or a designated portion of their fees for that year. Amounts so deferred earn interest at rates tied to market indices selected quarterly by the plan administrators, and such amounts become payable in the future (in a lump sum or installments) as specified by the director at the time of his or her deferral election. During 2004, directors Emily M. Thomas and Hugh E. Wallace deferred compensation pursuant to such plan for all of 2004 and directors Buren Mullis and David Jones, each of whom retired from the Board in May 2004, deferred fees payable to them from January through May 2004.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held eleven (11) regular meetings during 2004. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Kyle H. Josey, Cynthia L. Mynatt and Donald P. Scarborough, who each attended fewer than 75% due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Fifteen (15) of the Company’s eighteen (18) directors attended the 2004 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources Committee, a Nominating Committee, and an Examining Committee.

Human Resources Committee. The current members of the Human Resources Committee, which performs the functions of a compensation committee, are Robert P. Barbee - Chair, Charles E. Allen, B. Franklin Lee, Timothy J. Propst, Susan J. Rourke and Donald P. Scarborough. All members of the Human Resources Committee are independent directors. The Human Resources Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. This Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual Board of Directors is ultimately responsible for final decisions on compensation however, this Committee makes recommendations to the various Boards based upon overall Company policy. The Human Resources Committee met three (3) times during 2004.

Nominating Committee. The current members of the Nominating Committee are Emily M. Thomas – Chair, B. Franklin Lee, Joyce H. Little, James E. Nance, Susan J. Rourke and Hugh E. Wallace. The Nominating Committee recommended the six (6) nominees listed above to the Board of Directors. The Nominating Committee did not meet independently during 2004. The Nominating Committee has adopted a written charter, which was included as an Exhibit to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.

Recommendations of nominee candidates by shareholders for the 2006 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by November 30, 2005, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company.

Report of the Examining Committee

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2004, the Examining Committee reviewed and discussed the audited financial statements with management. The Examining Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Examining Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed such information with Dixon Hughes PLLC.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2005.

The Company is not a member of any securities exchange. However, the Examining Committee members are “independent” and “financially literate” as defined by the NASDAQ listing standards. The Board of Directors has determined that Cynthia H. Beane, a member of the Examining Committee, meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining independence of Dixon Hughes PLLC. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

The Examining Committee has a written charter which is reviewed by the Committee for adequacy on an annual basis and which is attached as Exhibit A. The Examining Committee met five (5) times during 2004.

This report is submitted by the 2004 Examining Committee: John W. Shealy, Jr. - Chair, Thomas M. Hearne, Michael E. Snyder, Sr. and Hugh E. Wallace, all of whom are directors of Uwharrie Capital Corp. Also serving as members of the committee are directors Anita Blair – Bank of Stanly board representative; Eugene M. Ward – Anson Bank & Trust Co. board representative; and Estus B. White – Cabarrus Bank & Trust Company board representative. Michael E. Snyder, Sr., Uwharrie Capital Corp director also serves as The Strategic Alliance Corporation’s board representative.

Executive Officers

The following table contains information about the current executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Current Positions with Company and/or Subsidiary and Prior Experience	Employed Since
Roger L. Dick (53)	President and Chief Executive Officer, Uwharrie Capital Corp	1983

Brendan P. Duffy (56)	Executive Vice President and Chief Operating Officer, Uwharrie Capital Corp; formerly, Vice President and General Manager, Global Knowledge Network, Inc., 1999-2004	2004

Christy D. Stoner (40)	President and Chief Executive Officer of The Strategic Alliance Corporation, Strategic Investment Advisors, Inc. and BOS Agency, Inc.; Executive Vice President of Marketing, Uwharrie Capital Corp	1991

Name and Age	Current Positions with Company and/or Subsidiary and Prior Experience	Employed Since
W. D. “Bill” Lawhon, Jr. (53)	President and Chief Executive Officer, Bank of Stanly; formerly, Senior Vice President, First Citizens Bank, 1990-2002	2002

Jimmy L. Strayhorn (61)	President and Chief Executive Officer, Anson Bank & Trust Co.; formerly, Vice President and Regional Executive, BB&T, 1975-2002	2002

Patricia K. Horton (53)	Chief Executive Officer, Cabarrus Bank & Trust Company; formerly, Senior Vice President, First Charter Bank, 1972-2004	2004

Sanjay V. Mistry (39)	President, Cabarrus Bank & Trust Company; formerly, Executive Vice President, Bank of Stanly, 2002-2003; Vice President, First Charter Bank, 1999-2002	2002

Executive Compensation

The following table shows for 2004, 2003 and 2002 the compensation paid to or received or deferred by the executive officers of the Company and its direct and indirect subsidiaries. No other current executive officers received compensation for the years indicated which exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and Principal Position	Year	Salary(1)		Bonus(2)	All Other Compensation(3)
Roger L. Dick, President and Chief Executive Officer of the Company	2004 2003 2002	$192,981 171,423 164,830		$2,150 47,192 40,418	$5,863 6,077 5,342

Brendan P. Duffey, Executive Vice President and Chief Operating Officer of the Company	2004	117,410	(4)	—	476

Christy D. Stoner, President and Chief Executive Officer of The Strategic Alliance Corporation, Strategic Investment Advisors, Inc. and BOS Agency, Inc.; Executive Vice President of Marketing of the Company	2004 2003 2002	129,792 129,376 124,400		1,622 34,522 29,370	3,981 4,878 4,121

W. D. “Bill” Lawhon, Jr., President and Chief Executive Officer, Bank of Stanly	2004 2003 2002	99,840 96,640 16,000	(5)	2,007 5,768 955	3,116 1,988 —

Jimmy L. Strayhorn, President and Chief Executive Officer, Anson Bank & Trust Co.	2004 2003 2002	93,600 90,600 15,000	(6)	1,603 3,430 150	2,909 1,834 —

Patricia K. Horton, Chief Executive Officer, Cabarrus Bank & Trust Company	2004	60,500	(7)	405	—

Sanjay V. Mistry, President, Cabarrus Bank & Trust Company	2004 2003 2002	104,000 103,333 83,333	(8)	1,352 4,647 5,009	3,246 2,914 500

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s Section 401(k) savings plan.
(2)	Includes all cash bonuses received for each year. At the end of each year the Company’s Board of Directors may approve the payment of annual cash bonuses to individual officers based on the Company’s results of operations and their individual performance during the year. The payment and amounts of any such bonuses are determined by the Company’s Board of Directors. In addition to discretionary cash bonuses, the Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees could receive a cash bonus (equal to 5.0% of their quarterly salary) if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.
(3)	Consists entirely of the Company’s contributions on behalf of the executive officers to the Company’s Section 401(k) savings plan.
(4)	Mr. Duffey has been employed since May 19, 2004.
(5)	Mr. Lawhon has been employed since November 1, 2002.
(6)	Mr. Strayhorn has been employed since November 1, 2002.
(7)	Ms. Horton has been employed since June 14, 2004.
(8)	Mr. Mistry has been employed since March 1, 2002.

Stock Options

The following table sets forth information regarding options to purchase shares of the Company’s common stock that were granted to the Company’s executive officers during the fiscal year ended December 31, 2004.

OPTION GRANTS IN FISCAL YEAR 2004

(INDIVIDUAL GRANTS)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Value(1)
Roger L. Dick	-0-	—	—	—	—

Brendan P. Duffey	69,123	100%	$6.20	May 19, 2014	$-0-

Christy D. Stoner	-0-	—	—	—	—

W.D. “Bill” Lawhon, Jr.	-0-	—	—	—	—

Jimmy L. Strayhorn	-0-	—	—	—	—

Patricia K. Horton	-0-	—	—	—	—

Sanjay V. Mistry	-0-	—	—	—	—

(1)	Stock option exercise price equal to fair market value of underlying security on the date of grant.

The following table contains information with respect to stock options exercised during 2004 and held at December 31, 2004 by executive officers of the Company and its direct and indirect subsidiaries.

AGGREGATED OPTION EXERCISES IN 2004

AND YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/04		Value of Unexercised In-the-Money Options at 12/31/04(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger L. Dick	6,948	$25,061	85,856	-0-	$134,355	-0-

Brendan P. Duffey	-0-	-0-	-0-	71,197	-0-	$20,006

Christy D. Stoner	-0-	-0-	87,618	-0-	$136,570	-0-

W.D. “Bill” Lawhon, Jr.	-0-	-0-	10,609	15,914	$11,840	$17,760

Jimmy L. Strayhorn	-0-	-0-	23,999	35,997	$26,783	$40,173

Patricia K. Horton	-0-	-0-	-0-	-0-	-0-	-0-

Sanjay V. Mistry	-0-	-0-	38,176	25,662	$48,530	$32,353

(1)	Represents the aggregate fair market value at December 31, 2004 (based on a trading price of $6.30 per share) of shares underlying unexercised options held on that date, minus the aggregate exercise or purchase price of those shares.

Employee Stock Ownership Plan

On January 1, 1999, the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective. Under the ESOP, all full-time employees who have been employed by the Company or any of its direct or indirect subsidiaries for six months and attained the age of 18, and all part-time employees who have been employed by the Company or any of its direct or indirect subsidiaries for 12 months and attained the age of 18, are eligible to participate. Pursuant to the ESOP, 278,415 dividend-adjusted shares are held in trust, with Roger L. Dick, Brendan P. Duffey, Susan B. Gibson, Christy D. Stoner and Barbara S. Williams as trustees.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources Committee is now, or formerly was, an officer or employee of the Company or any of its subsidiaries.

Report of the Human Resources Committee

The Human Resources Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for senior officers to be approved by the respective Boards of Directors of the Company. While the committee makes recommendations to the Board of Directors regarding the compensation of the executive officers, the Board of Directors ultimately determines such compensation. The salary of each of the Company’s executive officers is determined based upon the executive officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. These factors were considered in establishing the compensation of the Company’s President and Chief Executive Officer during the fiscal year ended December 31, 2004. All executive officers of the Company, including the Chief Executive Officer, are eligible to receive discretionary bonuses declared by the Board of Directors. The amount of such bonuses and incentive payments is based upon the Company’s budget and the attainment of corporate goals and objectives. Finally, the interests of the Company’s executive officers are aligned with that of its shareholders through the use of equity-based compensation, specifically the grant of stock options with exercise prices established at the fair market value of the Company’s common stock at the time of grant.

This report is submitted by the Human Resources Committee: Robert P. Barbee - Chair, Charles E. Allen, B. Franklin Lee, Timothy J. Propst, Susan J. Rourke and Donald P. Scarborough.

Performance Graph

The following graph compares (i) the yearly change in the cumulative total stockholder return on the Company’s common stock with (ii) the cumulative return of the Carson Medlin Company Independent Bank Index, and (iii) the Nasdaq Composite. The graph assumes that the value of an investment in the Company’s common stock and in each index was $100 on December 31, 1999, and that all dividends were reinvested. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the

Bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company’s independent accountants for 2005, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2004 and 2003.

AUDIT FEES

Category	Amount Paid 2004	Amount Paid 2003
Audit Fees:	$64,470	$61,515

Audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-QSB, report production assistance relating to said financial statements and related documents, assistance related to public stock offering

Audit-Related Fees:	31,811	14,229
Services, conferences, audits of 401(k) plan, matters involving stock options, supplemental executive retirement plan, bank-owned life insurance, and accounting conferences
Tax Services:	13,793	7,429
Tax preparation, assistance related to estimated tax payments, and tax research and consultations
All Other Fees:	-0-	3,955
Principal tabulation of proxies for annual shareholders’ meeting

Total Fees Paid:	$110,074	$87,128

All services rendered by Dixon Hughes PLLC during 2004 and 2003 were subject to pre-approval by the Examining Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2005.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2006 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than November 28, 2005, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2006 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2006 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

Uwharrie Capital Corp

Examining Committee Charter

Organization

There shall be a committee of the Board of Directors to be known as the Examining Committee. The Examining Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Members of the Examining Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Examining Committee and at least one member shall have accounting, related financial management expertise, or other comparable experience or background that results in the individual’s financial sophistication.

Statement of Policy

The Examining Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other operating controls of the Company. In so doing, it is the responsibility of the Examining Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, the financial management and other employees of the Company.

Responsibilities

In carrying out its responsibilities, the Examining Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of the Company are of high quality and are in accordance with all requirements.

In carrying out these responsibilities, the Examining Committee will:

•	Select, evaluate, and where appropriate, replace the independent auditors to audit the financial statements of the Company and its subsidiaries. In doing so, obtain disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the auditors the auditors’ independence. The independent auditors are to be accountable to the Board of Directors and the Examining Committee, as representatives of the shareholders.

•	Review the scope of the audit and the audit procedures utilized.

•	Review with the independent auditors, the internal auditor and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Examining Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Be available to the independent auditors during the year for consultation purposes.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

•	Review with management and the independent accountants the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Federal Deposit Insurance Company or sent to stockholders. Following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-KSB. The year-end review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in, preparing the financial disclosure. With respect to the independent accountants’ reviews of quarterly reports on Form 10-QSB, communication from the independent accountants may be received on behalf of the Examining Committee by the Committee Chair, who will report thereon to the full Examining Committee at its next meeting.

•	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive reports or summaries of findings from completed internal audits, together with management responses, and monitor progress of the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Prepare the reports required by the rules of the applicable regulatory authorities to be included in the Company’s annual proxy statement.

•	Submit the minutes of all meetings of the Examining Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

While the Examining Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Examining Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Examining Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

APPOINTMENT OF PROXY SHEET

IMPORTANT - PLEASE RETURN THIS APPOINTMENT OF PROXY SHEET

PROMPTLY IN THE ENVELOPE PROVIDED IN ORDER TO:

(1)	VOTE YOUR SHARES on the two proposals of business below.
(2)	MAKE A DINNER RESERVATION on the back of this sheet.
(3)	INDICATE ANY QUESTION OR COMMENT on the back of this sheet that you would like management to address.

IMPORTANT: PLEASE REMEMBER TO SIGN YOUR NAME(S). WE CANNOT

COUNT YOUR VOTES IF THE PROXY SHEET IS NOT PROPERLY SIGNED.

(1) VOTE YOUR SHARES AND SIGN ON THE REVERSE SIDE	REVOCABLE PROXY

UWHARRIE CAPITAL CORP

132 North First Street, Albemarle, North Carolina 28001

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 11, 2005 at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 4:00 p.m. on May 10, 2005, and at any adjournments thereof:

PROPOSAL 1 - ELECTION OF DIRECTORS: Proposal to elect six (6) directors of Uwharrie Capital Corp for three (3) year terms or until their successors are duly elected and qualified.

_____	FOR all nominees listed below	____ WITHHOLD AUTHORITY
	(except as indicated otherwise below)	to vote for all nominees listed below

	Nominees:	Joe S. Brooks, Barton D. Burpeau, Jr., B. Franklin Lee, W. Chester Lowder,
John P. Murray, M. D., and Susan J. Rourke.

	(Instruction:	To withhold authority to vote for one or more nominees, write that nominee’s name on the line provided.)______________________________________________________________________

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent accountants for 2005.

_____ FOR	_____ AGAINST	_____ ABSTAIN

OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

The shares represented by this Appointment of Proxy will be voted by the proxies in accordance with the specific instructions noted. In the absence of instructions, the proxies will vote such shares “FOR” the election of each of the nominees listed in Proposal 1 above and “FOR” Proposal 2 above. If, at or before the time of the meeting, any of the nominees listed in Proposal 1 for any reason have become unavailable for election or unable to serve as directors, the proxies have the discretion to vote for a substitute nominee or nominees. This Appointment of Proxy may be revoked at any time before it is exercised by filing with the secretary of the company an instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the annual meeting and requesting the right to vote in person.

Page Two	APPOINTMENT OF PROXY SHEET

(2) DINNER RESERVATION: Please indicate whether or not you plan to attend the dinner.

All shareholders of Uwharrie Capital Corp are invited to attend a dinner following the legal meeting at the 2005 Annual Meeting of Shareholders to be held Tuesday, May 10, 2005, at the Stanly County Agri-Civic Center, one mile west of Albemarle, North Carolina, on Highway 24/27. The dinner will begin at 5:00 p.m.

____ Yes,	I (we) will attend the dinner; # attending ____

Please print name(s) of persons attending
	______________________________________	(L A B E L)
______________________________________
____ No,	I (we) cannot attend the dinner.

(3) QUESTIONS AND/OR COMMENTS FOR MANAGEMENT:

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________

    Telephone:    Work  _________________________________________    Home  __________________________________________

Date: ___________________________________, 2005

(LABEL)	_____________________________________________
(Signature)

_____________________________________________ (Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this Appointment of Proxy sheet. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

THIS ENTIRE APPOINTMENT OF PROXY SHEET IN THE ENCLOSED ENVELOPE

(Uwharrie Capital Corp – Appointment of Proxy Sheet 2005)